Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE SECOND fiscal quarter ENDED December 31, 2018

Reports record quarterly results with revenues of $260.9 million, up $54.2 million or 26.2%;

Net revenues of $64.0 million, up $16.6 million or 35.0%; and

Adjusted EBITDA of $12.5 million, up $5.4 million or 76.1%

BELLEVUE, WA February 11, 2019 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and six months ended December 31, 2018.

Second Fiscal Quarter Financial Highlights (Quarter Ended December 31, 2018)

•

Revenues increased to a record $260.9 million for the second fiscal quarter ended December 31, 2018, up $54.2 million or 26.2%, compared to revenues of $206.7 million for the comparable prior year period.

•

Net revenues increased to a record $64.0 million for the second fiscal quarter ended December 31, 2018, up $16.6 million or 35.0%, compared to net revenues of $47.4 million for the comparable prior year period.

•

Net income allocable to common stockholders increased to $3.8 million (including a charge of $1.7 million related to the redemption of the Company's preferred stock), or $0.08 per basic and $0.07 per fully diluted share, compared to net income of $3.3 million, or $0.07 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income allocable to common stockholders, a non-GAAP financial measure, increased to a record $8.2 million, or $0.16 per basic and fully diluted share for the second fiscal quarter ended December 31, 2018, compared to adjusted net income allocable to common stockholders of $3.6 million, or $0.07 per basic and fully diluted share for the comparable prior year period. Adjusted net income allocable to common stockholders is calculated by applying a normalized tax rate of 24.5% for the three months ended December 31, 2018 and 31.0% for the comparable prior year period and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased to a record $12.5 million for the second fiscal quarter ended December 31, 2018, up $5.4 million or 76.1%, compared to adjusted EBITDA of $7.1 million for the comparable prior year period.

•

Adjusted EBITDA margin (expressed as a function of net revenues) increased 440 basis points to a record 19.5% for the second fiscal quarter ended December 31, 2018, compared to Adjusted EBITDA margin of 15.1% for the comparable prior year period.

Redemption of Preferred Stock

On December 21, 2018, the Company exercised its option to redeem all 839,200 outstanding shares of its 9.75 % Series A Cumulative Redeemable Perpetual Preferred Stock at a par value of $25.00 per share plus accrued and unpaid dividends. The Company paid $21.0 million in cash and recorded a charge of $1.7 million related to the redemption of the preferred stock. The redemption of the preferred stock was funded by a combination of cash on hand and the Company's $75.0 million senior credit facility and eliminates approximately $2.0 million in future annual dividends.

$100 Million Universal Shelf Registration Statement Declared Effective

On February 4, 2019, the Securities and Exchange Commission declared effective the Company’s $100 million universal shelf registration statement on Form S-3. The registration statement replaces the Company’s previous $100 million universal shelf registration that recently expired and provides the Company continued financial flexibility to access capital to support and accelerate the Company’s growth strategy should the opportunity present itself.

CEO Comments

“We are pleased to report record results and the continued broad-based improvement in our financial performance for the second fiscal quarter ended December 31, 2018,” said Bohn Crain, Founder and CEO, “We posted record revenues of $260.9 million, up $54.2 million or 26.2%; record net revenues of $64.0 million, up $16.6 million or 35.0%; net income allocable to common stockholders of $3.8 million, up $0.5 million; record adjusted net income allocable to common shareholders of $8.2 million, up $4.6 million or 127.8%; and record Adjusted EBITDA of $12.5 million, up $5.4 million or 76.1% over the comparable prior year period. Our net revenue margins also improved, up 160 basis points to 24.5% from 22.9% for the comparable prior year period. In addition, we also saw improvement in our Adjusted EBITDA margins, which increased 440 basis points to a record 19.5%, from 15.1% for the comparable prior year period.

Our positive trend of solid organic growth continued both in terms of geography and service offering. In the U.S. we reported revenues of $231.8 million, up $52.3 million and 29.1% and net revenues of $55.5 million, up $14.7 million or 36.0% over the comparable prior year period. Transportation net revenues of $54.4 million were up $14.2 million or 35.3% from the comparable prior year period. Value added services net revenues of $1.1 million were up $0.5 million or 83.3%. In Canada we reported revenues of $29.3 million, up $1.7 million and 6.2% and net revenues of $8.5 million, up $1.9 million or 28.8% over the comparable prior year period. Transportation net revenues of $5.1 million were up $1.0 million or 24.4% from the comparable prior year period. Value added services net revenues of $3.4 million were up $0.9 million or 36.0%.

These positive results are also delivering strong cash flows for the business. Through the six months ended December 31, 2018, we generated a record $16.4 million in cash from operations. With the benefit of these strong results, in December we were able to redeem our $21.0 million preferred stock through a combination of cash on hand and the Company's $75.0 million credit facility eliminating approximately $2.0 million in future annual dividend payments.

As of December 31, 2018 (and after funding the redemption of the preferred stock) we have approximately $36.0 million in availability under our existing facility, not including access to an additional $50.0 million accordion feature to support our future M&A activities under that same facility. In addition, we also recently took the opportunity to refresh our $100 million equity shelf registration, which provides us with continued financial flexibility to access capital to support and accelerate our growth strategy should the opportunity present itself.”

Crain continued: “We are encouraged by our continued strong financial performance with trailing twelve month adjusted EBITDA through December 31, 2018 of $36.9 million and remain committed to our long-standing strategy to deliver profitable growth through a combination of organic and acquisition growth initiatives. Our now more than 10-year first market advantage in executing our multi-brand strategy in consolidating agent-based forwarding networks, ongoing investment in technology and low leverage on our balance sheet puts us in a unique position to support further consolidation in the marketplace. We are patiently persistent in the pursuit of this long-term vision which we believe, over time, will deliver meaningful value for shareholders, our operating partners and the end customers that we serve.”

Second Fiscal Quarter Ended December 31, 2018 – Financial Results

For the three months ended December 31, 2018, Radiant reported net income allocable to common stockholders of $3.8 million (including a charge of $1.7 million related to the redemption of the Company’s preferred stock) on $260.9 million of revenues, or $0.08 per basic and $0.07 per fully diluted share. For the three months ended December 31, 2017, Radiant reported net income allocable to common stockholders of $3.3 million on $206.7 million of revenues, or $0.07 per basic and fully diluted share.

For the three months ended December 31, 2018, Radiant reported adjusted net income allocable to common stockholders of $8.2 million, or $0.16 per basic and fully diluted share. For the three months ended December 31, 2017, Radiant reported adjusted net income allocable to common stockholders of $3.6 million, or $0.07 per basic and fully diluted share.

For the three months ended December 31, 2018, Radiant reported Adjusted EBITDA of $12.5 million, compared to $7.1 million for the comparable prior year period.

Six Months Ended December 31, 2018 – Financial Results

For the six months ended December 31, 2018, Radiant reporting net income attributable to common stockholders of $6.3 million (including a charge of $1.7 million related to the redemption of the Company’s preferred stock) on $479.8 million of revenues, or $0.13 per basic and $0.12 per fully diluted share. For the six months ended December 31, 2017, Radiant reported net income attributable to common stockholders of $3.6 million on $404.7 million of revenues, or $0.07 per basic and fully diluted share.

For the six months ended December 31, 2018, Radiant reported adjusted net income allocable to common stockholders of $13.5 million, or $0.27 per basic and fully diluted share. For the six months ended December 31, 2017, Radiant reported adjusted net income attributable to common stockholders of $6.5 million or $0.13 per basic and fully diluted share.

For the six months ended December 31, 2018, Radiant reported Adjusted EBITDA of $21.3 million, compared to $13.6 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, February 11, 2019 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, February 11, 2019 at 4:30 PM Eastern
DIAL-IN	US (866) 682-6100; Intl. (862) 298-0702
REPLAY	February 12, 2019 at 9:30 AM Eastern to February 25, 2019 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 43037)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.investornetwork.com/event/presentation/43037.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)	December 31,	June 30,
	2018	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,913	$6,992
Accounts receivable, net of allowance of $2,375 and $1,703, respectively	107,457	137,578
Contract assets	24,259	—
Income tax receivable	—	2,105
Prepaid expenses and other current assets	11,175	6,599
Total current assets	154,804	153,274

Technology and equipment, net	18,847	18,566

Goodwill	65,389	65,389
Intangible assets, net	60,554	65,264
Deposits and other assets	1,267	2,945
Total other long-term assets	127,210	133,598
Total assets	$300,861	$305,438

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$88,240	$90,153
Operating partner commissions payable	14,395	14,322
Accrued expenses	6,429	5,404
Income tax payable	572	—
Current portion of notes payable	3,817	3,726
Current portion of contingent consideration	309	960
Transition and lease termination liability	882	1,385
Other current liabilities	408	295
Total current liabilities	115,052	116,245

Notes payable, net of current portion	55,848	43,197
Contingent consideration, net of current portion	905	1,615
Deferred rent liability	978	1,020
Deferred income taxes	7,921	8,665
Other long-term liabilities	318	1,082
Total long-term liabilities	65,970	55,579
Total liabilities	181,022	171,824

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; nil and 839,200 shares issued and outstanding, respectively	—	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,561,374 and 49,511,907 shares issued, and 49,469,576 and 49,420,109 shares outstanding, respectively	31	31
Additional paid-in capital	99,346	117,968
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	19,490	15,539
Accumulated other comprehensive income	679	186
Total Radiant Logistics, Inc. stockholders’ equity	119,293	133,472
Non-controlling interest	546	142
Total equity	119,839	133,614
Total liabilities and equity	$300,861	$305,438

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenues	$260,938	$206,714	$479,821	$404,691

Operating expenses:
Cost of transportation and other services	196,977	159,350	360,992	311,724
Operating partner commissions	28,355	19,528	53,183	39,220
Personnel costs	15,906	14,909	30,451	28,902
Selling, general and administrative expenses	7,522	6,352	14,646	12,655
Depreciation and amortization	3,815	3,567	7,448	7,142
Transition and lease termination costs	(11)	—	(11)	107
Change in fair value of contingent consideration	(476)	190	(571)	(110)
Total operating expenses	252,088	203,896	466,138	399,640

Income from operations	8,850	2,818	13,683	5,051

Other income (expense):
Interest income	13	9	24	16
Interest expense	(873)	(811)	(1,661)	(1,582)
Foreign currency transaction gains (losses)	159	(55)	193	(139)
Other	59	96	209	226
Total other expense	(642)	(761)	(1,235)	(1,479)

Income before income taxes	8,208	2,057	12,448	3,572

Income tax benefit (expense)	(1,874)	1,840	(2,851)	1,214

Net income	6,334	3,897	9,597	4,786
Less: net income attributable to non-controlling interest	(464)	(56)	(644)	(117)

Net income attributable to Radiant Logistics, Inc.	5,870	3,841	8,953	4,669
Less: preferred stock dividends	(445)	(511)	(956)	(1,023)
Less: issuance costs for preferred stock redemption	(1,659)	—	(1,659)	—

Net income allocable to common stockholders	$3,766	$3,330	$6,338	$3,646

Other comprehensive income:
Foreign currency translation gain (loss)	798	210	493	(595)
Comprehensive income	$7,132	$4,107	$10,090	$4,191

Income per share allocable to common stockholders:
Basic	$0.08	$0.07	$0.13	$0.07
Diluted	$0.07	$0.07	$0.12	$0.07

Weighted average common shares outstanding:
Basic	49,461,982	49,174,789	49,449,956	49,130,167
Diluted	51,064,163	50,711,153	50,884,799	50,677,053

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Allocable to Common Stockholders
to Adjusted Net Income, EBITDA and Adjusted EBITDA

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate for the three and six months ended December 31, 2018 and a 31% tax rate for the three and six months ended December 31, 2017 to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, income taxes, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, litigation costs and non-recurring costs.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

Net Revenues (Non-GAAP measure)

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Total revenues	$260,938	$206,714	$479,821	$404,691
Cost of transportation and other services	196,977	159,350	360,992	311,724

Net revenues	$63,961	$47,364	$118,829	$92,967
Net revenues margin	24.5%	22.9%	24.8%	23.0%

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted EBITDA	2018	2017	2018	2017
GAAP net income attributable to common stockholders	$3,766	$3,330	$6,338	$3,646
Preferred stock dividends	445	511	956	1,023
Issuance costs for preferred stock redemption	1,659	—	1,659	—

GAAP net income attributable to Radiant Logistics, Inc.	5,870	3,841	8,953	4,669
Income tax expense (benefit)	1,874	(1,840)	2,851	(1,214)
Depreciation and amortization	3,815	3,567	7,448	7,142
Net interest expense	860	802	1,637	1,566

EBITDA	12,419	6,370	20,889	12,163

Share-based compensation	464	380	795	730
Change in fair value of contingent consideration	(476)	190	(571)	(110)
Acquisition related costs	14	20	18	98
Litigation costs	248	54	385	79
Transition and lease termination costs	(11)	—	(11)	107
MM&D start-up costs	—	63	—	410
Foreign exchange loss (gain)	(159)	55	(193)	139

Adjusted EBITDA	$12,499	$7,132	$21,312	$13,616
Adjusted EBITDA as a % of Net Revenues	19.5%	15.1%	17.9%	14.6%

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted net income:	2018	2017	2018	2017
GAAP net income attributable to common stockholders	$3,766	$3,330	$6,338	$3,646
Adjustments to net income:
Income tax expense (benefit)	1,874	(1,840)	2,851	(1,214)
Depreciation and amortization	3,815	3,567	7,448	7,142
Change in fair value of contingent consideration	(476)	190	(571)	(110)
Transition and lease termination costs	(11)	—	(11)	107
Acquisition related costs	14	20	18	98
Litigation costs	248	54	385	79
Amortization of loan fees	56	61	115	123
Issuance costs for preferred stock redemption	1,659	—	1,659	—

Adjusted net income attributable to common stockholders before income taxes	10,945	5,382	18,232	9,871

Provision for income taxes at 24.5% and 31.0% before preferred dividend requirement, respectively	(2,791)	(1,827)	(4,701)	(3,377)

Adjusted net income attributable to common stockholders	$8,154	$3,555	$13,531	$6,494

Adjusted net income per common share - basic and diluted	$0.16	$0.07	$0.27	$0.13

Weighted average common shares outstanding:
Basic	49,461,982	49,174,789	49,449,956	49,130,167
Diluted	51,064,163	50,711,153	50,884,799	50,677,053

(In thousands) Trailing twelve months adjusted EBITDA (1):	Three months ended December 31, 2018	Three months ended September 30, 2018	Three months ended June 30, 2018	Three months ended March 31, 2018	Twelve months ended December 31, 2018
GAAP net income attributable to common stockholders	$3,766	$2,572	$4,331	$167	$10,836
Preferred stock dividends	445	511	511	511	1,978
Issuance costs for preferred stock redemption	1,659	—	—	—	1,659

GAAP net income attributable to Radiant Logistics, Inc.	5,870	3,083	4,842	678	14,473
Income tax expense	1,874	977	1,164	123	4,138
Depreciation and amortization	3,815	3,633	3,606	3,640	14,694
Net interest expense	860	777	764	745	3,146

EBITDA	12,419	8,470	10,376	5,186	36,451

Share-based compensation	464	331	398	386	1,579
Change in fair value of contingent consideration	(476)	(95)	(1,101)	35	(1,637)
Acquisition related costs	14	4	86	57	161
Litigation costs	248	137	214	53	652
Transition and lease termination costs	(11)	—	69	—	58
Foreign exchange gain	(159)	(34)	(125)	(7)	(325)

Adjusted EBITDA	$12,499	$8,813	$9,917	$5,710	$36,939

(1)

The Company adopted new revenue recognition policies in accordance with ASC 606 for periods on and after July 1, 2018. Results for the three months ended September 30, 2018 and December 31, 2018 are presented under the new revenue recognition policies in accordance with ASC 606.  Results for the three months ended March 31, 2018 and June 30, 2018 have not been adjusted and continue to be reported under the Company’s historical revenue recognition policies in accordance with ASC 605.